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                                 Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-84167 and 333-92797 of Weitzer Homebuilders Incorporated on Form S-8 of our report dated January 26, 2000 appearing in this Annual Report on Form 10-K of Weitzer Homebuilders Incorporated for the year ended September 30, 1999.


DELOITTE & TOUCHE LLP
Miami, Florida
January 31, 2000